Exhibit 99.6

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone - QUICK *** EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

Your phone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by [●], Eastern Time, on [●], 2016.

INTERNET/MOBILE –
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0537
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

	PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.				MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

☐ FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ☐

PROXY					Please mark your votes like this ☒

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMENDS A VOTE “FOR” EACH PROPOSAL LISTED BELOW.

1.	To approve the issuance of shares of common stock of Gaming and Leisure Properties, Inc. (“GLPI”), $0.01 par value per share, to stockholders of Pinnacle Entertainment, Inc. (“Pinnacle”) in connection with the Agreement and Plan of Merger, dated as of July 20, 2015, by and among GLPI, Gold Merger Sub, LLC, a wholly owned subsidiary of GLPI, and Pinnacle (the “share issuance proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the share issuance proposal (the “adjournment proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature, if held jointly	Date , 2016.
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

The Proxy Statement is available at: http://www.cstproxy.com/

☐ FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ☐

PROXY

Gaming and Leisure Properties, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Peter M. Carlino, William J. Clifford and Brandon J. Moore, with full power of substitution, as proxy to represent and vote all shares of Common Stock, par value $0.01 per share, of GLPI, which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of GLPI to be held on [●], 2016, at [●] Eastern Time at [●], and at all adjournments or postponements thereof, upon matters set forth in the Joint Proxy Statement/Prospectus dated [●], a copy of which has been received by the undersigned. Each share of Common Stock is entitled to one vote. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors recommends that you vote your shares FOR the share issuance proposal and the adjournment proposal.

PLEASE DATE, SIGN AND MAIL IN THE ENCLOSED REPLY ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)